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                            MODERN WOODMEN OF AMERICA

     HOME OFFICE                          VARIABLE PRODUCT ADMINISTRATIVE CENTER
     1701 1ST AVENUE                      P.O. BOX 9284
     ROCK ISLAND, IL  61201               DES MOINES, IA  50306-9284

                         VARIABLE SUPPLEMENTAL CONTRACT

Modern Woodmen of America will pay the benefits of this Supplemental Contract to the payee(s) named below upon the terms and conditions set forth. This contract supplements the Modern Woodmen of America Variable Annuity Certificate identified below. Unless otherwise stated, terms used in this Supplemental Contract have the same meaning as when used in that Certificate.

This contract, the latest subaccount application form and the Variable Annuity Certificate describe your rights and privileges under this Supplemental Contract. If there are any inconsistencies between this Supplemental Contract and the Variable Annuity Certificate, the provisions of this Supplemental Contract govern.

                                  CONTRACT DATA

Variable Annuity Certificate No.:   [8500002]

Supplemental Contract No.: [8500002]        Effective Date:   [May 7, 2002]

Payee(s):                               Age:                   Sex:
           [Mary Beth Woodmen]                [72]                   [Female]

Secondary Payee(s):                                  Relationship to Payee:
                  [Betty Sue Woodmen                          [Daughter
                  Billy Bob Woodmen]                          Son]

Settlement Option:                           [The payee has requested payment
                                             under Variable Settlement Option A,
                                             Life Income with Guaranteed Period.
                                             In accordance with this option,
                                             monthly income payments will be
                                             made during the guaranteed period
                                             and will continue thereafter during
                                             the lifetime of the payee. ]


Amount of Proceeds:       [$500,230]   Guaranteed Period:         [10 years]

Amount of First Payment:  [$623.12]    Date of First Payment:     [June 7, 2002]

Frequency of Payments:    [Monthly]    Minimum Number of Payments: [120]

                                       Or

Form VSCMWA (02-02)

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                                  CONTRACT DATA

Variable Annuity Certificate No.:   [8500002]

Supplemental Contract No.: [8500002]        Effective Date:   [May 7, 2002]

Payee(s):                               Age:                      Sex:
          [Mary Beth Woodmen                 [72]                       [Female]
                  Billy Bob Woodmen]         [53]                       [Male]

Secondary Payee(s):                                  Relationship to Payee:
                  [Not applicable]                   [Not applicable]

Settlement Option:                                   [The payees have
                                                     requested payment under
                                                     Variable Settlement Option
                                                     B, Joint and Survivor Life
                                                     Income with no guaranteed
                                                     period. In accordance with
                                                     this option, monthly income
                                                     payments will be made
                                                     jointly to the two payees
                                                     and, following a payee's
                                                     death, will continue to the
                                                     survivor during the
                                                     remaining lifetime of the
                                                     survivor.]

Amount of Proceeds:       [$500,230]  Guaranteed Period: [None]

Amount of First Payment:  [$623.12]   Date of First Payment:     [June 7, 2002]

Frequency of Payments:    [Monthly]   Minimum Number of Payments: [None]

                               INVESTMENT OPTIONS

The Separate Account is the Modern Woodmen of America Variable Annuity Account. This is the same variable account and is subject to the same provisions as described in the Variable Annuity Certificate.

On the date the proceeds are applied to a variable settlement option, they are allocated to the subaccounts according to the percentages specified in the attached subaccount application form. The payee(s) may change subaccount allocations by providing a written request signed by each payee. No portion of the proceeds under this variable supplemental contract may be allocated to the Declared Interest Option described in the Variable Annuity Certificate.

                                    PAYMENTS

THESE PAYMENTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. The first payment is tendered herewith. Future payments will be payable on the same day of the month in accordance with the payment frequency selected. The amount of each payment after the first will vary depending on the investment performance of the underlying subaccounts chosen. As defined in the Modern Woodmen of America Variable Annuity Certificate, subsequent payments will be equal to the sum, for each subaccount, of the number of

Form VSCMWA (02-02)

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annuity units times the applicable annuity unit value as of the end of the valuation period on the payment date.

If the chosen settlement option guarantees a minimum number of payments and the payee dies before receiving that minimum number of payments, the remaining unpaid payments of that minimum number may be commuted to a lump sum at 5% interest per year and paid to the secondary payee(s) if living, otherwise, to the payee's estate. Settlement options that do not guarantee a minimum number of payments cannot be commuted.

THE PAYEE MAY NOT CHANGE THE SETTLEMENT OPTION OR ANY GUARANTEED PERIOD, COMMUTE REMAINING PAYMENTS TO A LUMP SUM (EXCEPT FOR THE REMAINING PAYMENTS OF ANY GUARANTEED PERIOD), OR MAKE WITHDRAWALS AT ANY TIME.

No assignment of this supplemental contract or the payments can be made.

Signed for and on behalf of Modern Woodmen of America at Rock Island, Illinois on the date shown above.




J.V. STANDAERT
National Secretary





Form VSCMWA (02-02)